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                           PBWT LLP Partner Letterhead


                                                                   Exhibit 5.1

                                January 17, 2002


The Princeton Review, Inc.
2315 Broadway
New York, New York  10024

                  Re:  The Princeton Review, Inc. 401(k) Employee Savings Plan

Dear Sirs:

            We have acted as counsel to The Princeton Review, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company under the Securities Act of 1933, as amended (the "Act"), of 400,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), pursuant to the Company's registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission) on the date hereof.

            In rendering this opinion we have examined the Company's Certificate of Incorporation and Bylaws, each as amended to date, and the minutes of the corporate proceedings taken by the Company in connection with the authorization of the Shares. We have also examined the originals, or copies certified or otherwise identified to us, of the corporate records of the Company, certificates of public officials and representatives of the Company, and such other documents and records, and have made such investigations of law, as we have deemed necessary for purposes of this opinion. We have assumed the genuineness of all signatures, the conformity to the original of all copies and the factual accuracy of all certificates submitted to us.

            On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and sold in accordance with the terms of The Princeton Review, Inc. 401(k) Employee Savings Plan at prices at least equal to the par value thereof, will constitute duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

            We express no opinion as to any laws other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In furnishing this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

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                                           Very truly yours,

                                           PATTERSON, BELKNAP, WEBB & TYLER
                                           LLP



                                           By: /s/ Peter J. Schaeffer, Esq.
                                               ----------------------------
                                               A Member of the Firm